UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing of Digital Realty Trust, Inc. (the company) or Digital Realty Trust, L.P. (our operating partnership) under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

On or after December 13, 2010, we will distribute a Notice of Adjustment to Exchange Rate to the holders of our operating partnership’s 4.125% Exchangeable Senior Debentures due 2026. The form of notice is attached as Exhibit 99.1 to this report.

As of December 13, 2010, the conversion rates on the company’s convertible preferred stock and exchange rates on our operating partnership’s exchangeable senior debentures are as follows:

4.375% Series C Cumulative Convertible Preferred Stock	0.5290 shares per $25.00 liquidation preference
5.500% Series D Cumulative Convertible Preferred Stock	0.6030 shares per $25.00 liquidation preference
4.125% Exchangeable Senior Debentures due 2026	31.8250 shares per $1,000 principal amount
5.50% Exchangeable Senior Debentures due 2029	23.5360 shares per $1,000 principal amount

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Notice of Adjustment to Exchange Rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010

Digital Realty Trust, Inc.

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

EXHIBITS

Exhibit Number	Description

99.1	Notice of Adjustment to Exchange Rate.